EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-71591) pertaining to the SCI Systems, Inc. 1994 Stock Option Incentive Plan of our report dated August 3, 1998, with respect to the consolidated financial statements of SCI Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP

Birmingham, Alabama
February 4, 1999